Exhibit 16.7(a)(1)

THIRD AMENDMENT TO ETF
DISTRIBUTION AGREEMENT

This third amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) novated as of September 30, 2021, by and between Investment Managers Series Trust II (“Trust”) and IMST Distributors, LLC (“Foreside”) is entered into as of ___________, 2022 (the “Effective Date”).

WHEREAS, Trust and Foreside (“Parties”) desire to amend Exhibit A of the Agreement to reflect an updated funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects an updated funds list.

3.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

INVESTMENT MANAGERS SERIES TRUST II		IMST DISTRIBUTORS, LLC

By:		By:
	Rita Dam, Treasurer		Mark Fairbanks, Vice President

Date:		Date:

EXHIBIT A

Fund	Effective Date
Cannabis Growth ETF	September 24, 2021
AXS Astoria Inflation Sensitive ETF	December 30, 2021
AXS Change Finance ESG ETF	March 19, 2022
AXS 2x Innovation ETF	April 4, 2022
AXS Short China Internet ETF	April 4, 2022
AXS De-SPAC ETF
AXS First Priority CLO Bond ETF
AXS FOMO ETF
AXS High Yield ETF
AXS Short De-SPAC Daily ETF
AXS Short Innovation Daily ETF
AXS SPAC and New Issue ETF
AXS 2X TSLA Bear ETF
AXS 2X TSLA Bull ETF
AXS 2X NVDA Bear ETF
AXS 2X NVDA Bull ETF
AXS 2X COP Bear ETF
AXS 2X COP Bull ETF
AXS 2X BA Bear ETF
AXS 2X BA Bull ETF
AXS 2X PYPL Bear ETF
AXS 2X PYPL Bull ETF
AXS 2X WFC Bear ETF

AXS 2X WFC Bull ETF
AXS 2X PFE Bear ETF
AXS 2X PFE Bull ETF
AXS 2X CRM Bear ETF
AXS 2X CRM Bull ETF
AXS 2X NKE Bear ETF
AXS 2X NKE Bull ETF